PRESS RELEASE
COMCAST REPORTS 4th QUARTER 2025 RESULTS
PHILADELPHIA - January 29, 2026… Comcast Corporation (NASDAQ: CMCSA) today reported results for the quarter and year ended December 31, 2025.
"2025 was a year of meaningful progress as we made decisive changes to position the company for long-term, sustainable growth," said co-CEOs Brian L. Roberts and Mike Cavanagh. "It was also our best year ever in wireless, with 1.5 million net line additions and more than 9 million total lines, clear evidence of the strength of our converged connectivity strategy. We launched the most significant broadband go-to-market shift in our history, simplifying how we sell to and serve customers, and we are seeing encouraging early results. Epic Universe is off to a terrific start, driving higher per-cap spending and attendance across Orlando; and Peacock delivered double-digit revenue growth, underscoring the momentum of its sports and entertainment lineup, including the debut of the NBA on NBC and Peacock. We also completed the spin of Versant Media, creating a more focused NBCUniversal centered on streaming, live sports, and premium content. Even as we invested behind these initiatives, we generated record levels of free cash flow and maintained a strong balance sheet, reflecting a disciplined approach to capital allocation as we remain focused on execution in 2026."

($ in millions, except per share data)
	4th Quarter			Full Year
Consolidated Results	2025	2024	Change	2025	2024	Change

Revenue	$32,310	$31,915	1.2%	$123,707	$123,731	—%
Net Income Attributable to Comcast	$2,168	$4,778	(54.6%)	$19,998	$16,192	23.5%
Adjusted Net Income[1]	$3,062	$3,694	(17.1%)	$15,972	$16,937	(5.7%)
Adjusted EBITDA[2]	$7,900	$8,807	(10.3%)	$37,384	$38,069	(1.8%)
Earnings per Share[3]	$0.60	$1.24	(52.0%)	$5.39	$4.14	30.1%
Adjusted Earnings per Share[1]	$0.84	$0.96	(12.4%)	$4.31	$4.33	(0.6%)
Net Cash Provided by Operating Activities	$8,841	$8,080	9.4%	$33,643	$27,673	21.6%
Free Cash Flow[4]	$4,369	$3,260	34.0%	$19,235	$12,543	53.4%

For additional detail on segment revenue and expenses, customer metrics, capital expenditures, and free cash flow, please refer to the trending schedule on Comcast’s Investor Relations website at www.cmcsa.com.
4th Quarter and Full Year 2025 Highlights:
•Generated Consolidated Adjusted EBITDA of $7.9 Billion in the Fourth Quarter and $37.4 Billion for the Full Year; Adjusted EPS of $0.84 in the Fourth Quarter and $4.31 for the Full Year; and Free Cash Flow of $4.4 Billion in the Fourth Quarter and $19.2 Billion for the Full Year
•Returned $2.7 Billion to Shareholders in the Fourth Quarter Through $1.2 Billion in Dividend Payments and $1.5 Billion in Share Repurchases. Total Capital Returned for the Full Year Was $11.7 Billion, Including $6.8 Billion in Share Repurchases, Reducing Shares Outstanding by 5%
•At Connectivity & Platforms, Connectivity Revenue Increased 3.2% to $11.6 Billion in the Fourth Quarter and 4.2% to $46.0 Billion for the Full Year, Driven By Growth In Domestic Wireless, International Connectivity and Business Services Connectivity
•Domestic Wireless Delivered its Best Year Ever With 1.5 Million Net Line Additions, Reaching 9.3 Million Total Lines and Surpassing 15% Penetration of Domestic Residential Broadband Customers, Reflecting Strong Demand for Our Converged Broadband and Mobile Offers
•Advanced Our New National Go-to-Market Strategy, Including Simplified Internet Plans Featuring Everyday Pricing, Everything Included and a 5-Year Price Guarantee; Alongside New Wireless Offers, Including a Free Xfinity Unlimited Mobile Line for One Year and a Premium Unlimited Plan Offering Gigabit Speeds and Enhanced Features
•Launched the NBA Across NBC and Peacock With the Best Season Start for Any Network in 24 Years; Sunday Night Football Remained Primetime's #1 Show for the 15th Consecutive Year, Averaging 23.5 Million Viewers Across NBC and Peacock
•Peacock Paid Subscribers Increased 22% Year-over-Year to 44 Million; Revenue Grew 23% to $1.6 Billion in the Fourth Quarter and 10% to $5.4 Billion for the Full Year; and Adjusted EBITDA Losses Improved by Over $700 Million for the Full Year, Including the Impact of NBA Rights Beginning in the Fourth Quarter

•Wicked: For Good Premiered in November, With the Franchise Now Grossing $1.3 Billion Worldwide, Becoming the #1 Broadway-to-Feature Film Adaptation of All-Time
•Theme Parks Adjusted EBITDA Increased 24% in the Fourth Quarter, Surpassing $1.0 Billion in Quarterly EBITDA for the First Time, Fueled by the Opening of Epic Universe in May
•Completed the Tax-Free Separation of Versant Media Group on January 2, 2026, with Comcast Shareholders Receiving One Share of Versant for Every 25 Shares of Comcast

4th Quarter Consolidated Financial Results
\
Revenue increased 1.2% compared to the prior year period. Net Income Attributable to Comcast decreased 54.6%, reflecting an unfavorable comparison to the prior year period, which included a $1.9 billion income tax benefit due to an internal corporate reorganization. Adjusted Net Income decreased 17.1%. Adjusted EBITDA decreased 10.3%.

Earnings per Share (EPS) decreased 52.0% to $0.60. Adjusted EPS decreased 12.4% to $0.84.

Capital Expenditures decreased 4.2% to $3.7 billion. Connectivity & Platforms’ capital expenditures increased 9.8% to $2.9 billion, primarily reflecting higher spending on support capital, customer premise equipment and scalable infrastructure. On a full year basis, Connectivity & Platforms capital expenditures increased 5.3% to $8.7 billion. Content & Experiences' capital expenditures decreased 34.0% to $844 million, reflecting the opening of Epic Universe in May 2025.

Net Cash Provided by Operating Activities was $8.8 billion. Free Cash Flow was $4.4 billion, including a $2.0 billion cash tax benefit related to an internal corporate reorganization in the fourth quarter of 2024.

Dividends and Share Repurchases. Comcast paid dividends totaling $1.2 billion and repurchased 53.6 million of its shares for $1.5 billion, resulting in a total return of capital to shareholders of $2.7 billion.

Connectivity & Platforms

($ in millions)				Constant Currency Change[5]
	4th Quarter
	2025	2024	Change

Connectivity & Platforms Revenue
Residential Connectivity & Platforms	$17,646	$18,016	(2.1%)	(3.1%)
Business Services Connectivity	2,590	2,448	5.8%	5.8%
Total Connectivity & Platforms Revenue	$20,237	$20,464	(1.1%)	(2.0%)

Connectivity & Platforms Adjusted EBITDA
Residential Connectivity & Platforms	$6,099	$6,479	(5.9%)	(6.1%)
Business Services Connectivity	1,405	1,363	3.1%	3.1%
Total Connectivity & Platforms Adjusted EBITDA	$7,503	$7,842	(4.3%)	(4.5%)

Connectivity & Platforms Adjusted EBITDA Margin
Residential Connectivity & Platforms	34.6%	36.0%	(140) bps	(110) bps
Business Services Connectivity	54.2%	55.7%	(150) bps	(150) bps
Total Connectivity & Platforms Adjusted EBITDA Margin	37.1%	38.3%	(120) bps	(90) bps

Change percentages represent year/year growth rates. The changes in Adjusted EBITDA margins are presented as year/year basis point changes in the rounded Adjusted EBITDA margins.

Revenue for Connectivity & Platforms decreased compared to the prior year period. Adjusted EBITDA decreased due to a decline in Residential Connectivity & Platforms Adjusted EBITDA, partially offset by growth in Business Services Adjusted EBITDA. Residential Connectivity & Platforms revenue and Adjusted EBITDA reflect the investment in our new go-to-market strategy. Adjusted EBITDA margin was 37.1%.

(in thousands)			Net Additions / (Losses)

			4th Quarter
	4Q25	4Q24	2025	2024
Customer Relationships
Domestic Residential Connectivity & Platforms Customer Relationships	30,439	31,172	(203)	(151)
International Residential Connectivity & Platforms Customer Relationships	17,624	17,811	22	95
Business Services Connectivity Customer Relationships	2,702	2,626	—	(2)
Total Connectivity & Platforms Customer Relationships	50,766	51,609	(181)	(58)

Domestic Broadband
Residential Customers	28,719	29,373	(178)	(131)
Business Customers	2,536	2,469	(3)	(8)
Total Domestic Broadband Customers	31,255	31,842	(181)	(139)

Total Domestic Wireless Lines	9,305	7,826	364	307

Total Domestic Video Customers	11,270	12,523	(245)	(311)

Total Customer Relationships for Connectivity & Platforms decreased by 181,000 to 50.8 million, reflecting a decrease in domestic customer relationships, partially offset by an increase in international customer relationships. Total domestic broadband customer net losses were 181,000, total domestic wireless line net additions were 364,000 and total domestic video customer net losses were 245,000.

Residential Connectivity & Platforms

($ in millions)				Constant Currency Change[5]
	4th Quarter
	2025	2024	Change

Revenue
Domestic Broadband	$6,316	$6,384	(1.1%)	(1.1%)
Domestic Wireless	1,403	1,189	18.0%	18.0%
International Connectivity	1,337	1,263	5.8%	1.8%
Total Residential Connectivity	9,055	8,836	2.5%	1.9%
Video	6,356	6,736	(5.6%)	(7.1%)
Advertising	1,033	1,158	(10.8%)	(12.3%)
Other	1,203	1,286	(6.5%)	(7.4%)
Total Revenue	$17,646	$18,016	(2.1%)	(3.1%)

Operating Expenses
Programming	$3,950	$4,125	(4.3%)	(5.8%)
Non-Programming	7,598	7,412	2.5%	1.0%
Total Operating Expenses	$11,548	$11,537	0.1%	(1.4%)

Adjusted EBITDA	$6,099	$6,479	(5.9%)	(6.1%)
Adjusted EBITDA Margin	34.6%	36.0%	(140) bps	(110) bps

Change percentages represent year/year growth rates. The changes in Adjusted EBITDA margins are presented as year/year basis point changes in the rounded Adjusted EBITDA margins.
Beginning in the first quarter of 2025, commission revenue from the sale of certain direct to consumer (“DTC”) streaming services and revenue related to certain equipment are presented in video revenue. Previously, these amounts were presented in domestic broadband and international connectivity. Prior periods have been reclassified to reflect the current year presentation.

Revenue for Residential Connectivity & Platforms decreased compared to the prior year period, reflecting decreases in video, advertising, other and broadband revenue, partially offset by increases in domestic wireless and international connectivity revenue. Domestic broadband revenue decreased due to a decline in the number of domestic broadband customers, partially offset by higher average rates. Domestic wireless revenue increased primarily due to an increase in the number of customer lines and device sales. International connectivity revenue increased primarily due to an increase in broadband revenue from higher average rates as well as the positive impact of foreign currency. Video revenue decreased primarily due to a decline in the number of video customers, partially offset by the positive impact of foreign currency. Advertising revenue decreased primarily due to lower domestic political advertising.

Other revenue decreased primarily due to lower residential wireline voice revenue, driven by a decline in the number of customers.

Adjusted EBITDA for Residential Connectivity & Platforms decreased due to lower revenue, partially offset by lower operating expenses when excluding the impact of foreign currency. Programming expenses decreased primarily due to a decline in the number of domestic video customers, partially offset by rate increases under our domestic programming contracts, an increase in programming expenses for our international sports networks and the impact of foreign currency. Non-programming expenses increased primarily reflecting an increase in direct product costs mainly due to higher mobile device sales, the impact of foreign currency and higher marketing and promotion costs, partially offset by lower other expenses. Adjusted EBITDA margin was 34.6%.

Business Services Connectivity

($ in millions)				Constant Currency Change[5]
	4th Quarter
	2025	2024	Change

Revenue	$2,590	$2,448	5.8%	5.8%
Operating Expenses	1,186	1,085	9.3%	9.2%
Adjusted EBITDA	$1,405	$1,363	3.1%	3.1%
Adjusted EBITDA Margin	54.2%	55.7%	(150) bps	(150) bps

Change percentages represent year/year growth rates. The changes in Adjusted EBITDA margins are presented as year/year basis point changes in the rounded Adjusted EBITDA margins.

Revenue for Business Services Connectivity increased primarily due to an increase in revenue from enterprise solutions offerings, including the results from a recent acquisition.

Adjusted EBITDA for Business Services Connectivity increased due to higher revenue, partially offset by higher operating expenses. The increase in operating expenses was primarily due to increases in direct product costs, which include the results from a recent acquisition. Adjusted EBITDA margin was 54.2%.

Content & Experiences

($ in millions)
	4th Quarter
	2025	2024	Change
Content & Experiences Revenue
Media	$7,620	$7,222	5.5%
Studios	3,027	3,269	(7.4%)
Theme Parks	2,893	2,374	21.9%
Headquarters & Other	11	17	(33.5%)
Eliminations	(817)	(804)	(1.5%)
Total Content & Experiences Revenue	$12,736	$12,078	5.4%

Content & Experiences Adjusted EBITDA
Media	($122)	$298	(140.9%)
Studios	351	569	(38.4%)
Theme Parks	1,035	838	23.5%
Headquarters & Other	(306)	(189)	(62.2%)
Eliminations	47	(26)	NM
Total Content & Experiences Adjusted EBITDA	$1,005	$1,491	(32.6%)
NM=comparison not meaningful.

Revenue for Content & Experiences increased compared to the prior year period driven primarily by Theme Parks and Media, partially offset by a decrease in Studios. Adjusted EBITDA for Content & Experiences decreased primarily due to declines in Media and Studios, partially offset by growth in Theme Parks.

Media

($ in millions)
	4th Quarter
	2025	2024	Change
Revenue
Domestic Advertising	$2,684	$2,645	1.5%
Domestic Distribution	3,038	2,885	5.3%
International Networks	1,297	1,090	19.0%
Other	602	603	(0.1%)
Total Revenue	$7,620	$7,222	5.5%
Operating Expenses	7,742	6,923	11.8%
Adjusted EBITDA	($122)	$298	(140.9%)

Revenue for Media increased due to higher international networks, domestic distribution and domestic advertising revenue. Domestic advertising revenue increased primarily due to an increase in revenue at Peacock, partially offset by lower revenue at our networks. The increase in advertising revenue includes the positive impact from the launch of the NBA this quarter. Domestic distribution revenue increased primarily due to higher revenue at Peacock, driven by an increase in paid subscribers compared to the prior year period, partially offset by lower revenue at our linear television networks. International networks revenue increased primarily due to an increase in revenue associated with the distribution of sports networks and the positive impact of foreign currency.

Adjusted EBITDA for Media decreased due to higher operating expenses, which more than offset higher revenue. The increase in operating expenses primarily reflects higher programming costs at Peacock and elevated sports rights expenses on our linear networks, both of which include costs associated with the launch of the NBA this quarter. Media results include $1.6 billion of revenue and an Adjusted EBITDA6 loss of $552 million related to Peacock, compared to $1.3 billion of revenue and an Adjusted EBITDA6 loss of $372 million in the prior year period.

Studios

($ in millions)
	4th Quarter
	2025	2024	Change
Revenue
Content Licensing	$2,186	$2,383	(8.3%)
Theatrical	411	515	(20.2%)
Other	430	371	15.8%
Total Revenue	$3,027	$3,269	(7.4%)
Operating Expenses	2,676	2,700	(0.9%)
Adjusted EBITDA	$351	$569	(38.4%)

Revenue for Studios decreased due to lower content licensing and theatrical revenue. Content licensing revenue decreased primarily due to the timing of when content was made available by our television and film studios. Theatrical revenue decreased primarily due to tougher comparisons against prior-year releases, including Wicked and The Wild Robot, versus current-quarter titles Wicked: For Good and Black Phone 2.

Adjusted EBITDA for Studios decreased due to lower revenue and consistent operating expenses. The consistent operating expenses primarily reflected higher marketing and promotion expenses due to increased spending on recent and upcoming theatrical film releases, offset by lower programming and production expenses, mainly due to lower costs associated with theatrical releases and lower content licensing sales at our television studios.

Theme Parks

($ in millions)
	4th Quarter
	2025	2024	Change

Revenue	$2,893	$2,374	21.9%
Operating Expenses	1,858	1,535	21.0%
Adjusted EBITDA	$1,035	$838	23.5%

Revenue for Theme Parks increased due to higher revenue at domestic theme parks, driven by the successful opening of Epic Universe in May 2025.

Adjusted EBITDA for Theme Parks increased, reflecting higher revenue, which more than offset higher operating expenses. The increase in operating expenses was primarily due to operating costs associated with Epic Universe.

Headquarters & Other

Content & Experiences Headquarters & Other includes overhead, personnel costs and costs associated with corporate initiatives. Headquarters & Other Adjusted EBITDA loss in the fourth quarter was $306 million, compared to a loss of $189 million in the prior year period.

Eliminations

Amounts represent eliminations of transactions between our Content & Experiences segments, the most significant being content licensing between the Studios and Media segments, which are affected by the timing of recognition of content licenses. Revenue eliminations were $817 million, compared to $804 million in the prior year period, and Adjusted EBITDA eliminations were a benefit of $47 million, compared to a loss of $26 million in the prior year period.

Corporate, Other and Eliminations

($ in millions)
	4th Quarter
	2025	2024	Change
Corporate & Other
Revenue	$858	$784	9.5%
Operating Expenses	1,467	1,268	15.7%
Adjusted EBITDA	($608)	($484)	(25.7%)

Eliminations
Revenue	($1,521)	($1,411)	7.8%
Operating Expenses	(1,521)	(1,369)	11.1%
Adjusted EBITDA	$—	($42)	(100.3%)

Corporate & Other

Corporate & Other primarily includes overhead and personnel costs; our Sky-branded video services and television networks in Germany; Comcast Spectacor, which owns the Philadelphia Flyers and the Xfinity Mobile Arena in Philadelphia, Pennsylvania; and Xumo. Corporate & Other Adjusted EBITDA decreased primarily reflecting higher costs related to corporate functions.

Eliminations

Amounts represent eliminations of transactions between Connectivity & Platforms, Content & Experiences and other businesses, the most significant being distribution of television network programming between the Media and Residential Connectivity & Platforms segments. Revenue eliminations were $1.5 billion, compared to $1.4 billion in the prior year period, and Adjusted EBITDA eliminations were flat compared to a loss of $42 million in the prior year period.

Notes:
1We define Adjusted Net Income and Adjusted EPS as net income attributable to Comcast Corporation and diluted earnings per common share attributable to Comcast Corporation shareholders, respectively, adjusted to exclude the effects of the amortization of acquisition-related intangible assets, investments that investors may want to evaluate separately (such as based on fair value) and the impact of certain events, gains, losses or other charges that affect period-over-period comparisons. See Table 5 for reconciliations of non-GAAP financial measures.
2We define Adjusted EBITDA as net income attributable to Comcast Corporation before net income (loss) attributable to noncontrolling interests, income tax expense, investment and other income (loss), net, interest expense, depreciation and amortization expense, and other operating gains and losses (such as impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets), if any. From time to time, we may exclude from Adjusted EBITDA the impact of certain events, gains, losses or other charges (such as significant legal settlements) that affect the period-to-period comparability of our operating performance. See Table 4 for reconciliation of non-GAAP financial measure.
3All earnings per share amounts are presented on a diluted basis.
4We define Free Cash Flow as net cash provided by operating activities (as stated in our Consolidated Statement of Cash Flows) reduced by capital expenditures and cash paid for intangible assets. From time to time, we may exclude from Free Cash Flow the impact of certain cash receipts or payments (such as significant legal settlements) that affect period-to-period comparability. Cash payments related to certain capital or intangible assets, such as the construction of Universal Beijing Resort, are presented separately in our Consolidated Statement of Cash Flows and are therefore excluded from capital expenditures and cash paid for intangible assets for Free Cash Flow. See Table 4 for reconciliation of non-GAAP financial measure.
5Constant currency growth rates are calculated by comparing the results for each comparable prior year period adjusted to reflect the average exchange rates from each current year period presented rather than the actual exchange rates that were in effect during the respective periods. See Table 6 for reconciliations of non-GAAP financial measures.
6Adjusted EBITDA is the measure of profit or loss for our segments. From time to time, we may present Adjusted EBITDA for components of our reportable segments, such as Peacock. We believe these measures are useful to evaluate our financial results and provide a basis of comparison to others, although our definition of Adjusted EBITDA may not be directly comparable to similar measures used by other companies. Adjusted EBITDA for components are presented on a consistent basis with the respective segments and disaggregated in accordance with GAAP.
Numerical information is presented on a rounded basis using actual amounts, unless otherwise noted. The change in Peacock paid subscribers is calculated using rounded paid subscriber amounts. Minor differences in totals and percentage calculations may exist due to rounding.

Conference Call and Other Information
Comcast Corporation will host a conference call with the financial community today, January 29, 2026, at 8:30 a.m. Eastern Time (ET). The conference call and related materials will be broadcast live and posted on our Investor Relations website at www.cmcsa.com. A replay of the call will be available today, January 29, 2026, starting at 11:30 a.m. ET on the Investor Relations website.

From time to time, we post information that may be of interest to investors on our website at www.cmcsa.com and on our corporate website, www.comcastcorporation.com. To automatically receive Comcast financial news by email, please visit www.cmcsa.com and subscribe to email alerts.

###

Investor Contacts:		Press Contacts:
Marci Ryvicker	Marci_Ryvicker@Comcast.com	Jennifer Khoury	Jennifer_Khoury@Comcast.com
(215) 531-3296
Jane Kearns	Jane_Kearns@Comcast.com	John Demming	John_Demming@Comcast.com
(215) 429-4744
###

Caution Concerning Forward-Looking Statements
This press release includes statements that may constitute forward-looking statements. In evaluating these statements, readers should consider various factors, including the risks and uncertainties we describe in the “Risk Factors” sections of our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and other reports filed with the Securities and Exchange Commission (SEC). Factors that could cause our actual results to differ materially from these forward-looking statements include changes in and/or risks associated with: the competitive environment; consumer behavior; the advertising market; consumer acceptance of our content; programming costs; key distribution and/or licensing agreements; use and protection of our intellectual property; our reliance on third-party hardware, software and operational support; keeping pace with technological developments; cyber attacks, security breaches or technology disruptions; weak economic conditions; acquisitions and strategic initiatives; operating businesses internationally; natural disasters, severe weather-related and other uncontrollable events; loss of key personnel; labor disputes; significant tax liability if the separation of Versant is not tax-free; laws and regulations; adverse decisions in litigation or governmental investigations; and other risks described from time to time in reports and other documents we file with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made, and involve risks and uncertainties that could cause actual events or our actual results to differ materially from those expressed in any such forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise. The amount and timing of any dividends and share repurchases are subject to business, economic and other relevant factors.

###

Non-GAAP Financial Measures
In this discussion, we sometimes refer to financial measures that are not presented according to generally accepted accounting principles in the U.S. (GAAP). Certain of these measures are considered “non-GAAP financial measures” under the SEC regulations; those rules require the supplemental explanations and reconciliations that are in Comcast’s Form 8-K (Quarterly Earnings Release) furnished to the SEC.

###

About Comcast Corporation
Comcast Corporation (Nasdaq: CMCSA) is a global media and technology company. From the connectivity and platforms we provide, to the content and experiences we create, our businesses reach hundreds of millions of customers, viewers, and guests worldwide. We deliver world-class broadband, wireless, and video through Xfinity, Comcast Business, and Sky; produce, distribute, and stream leading entertainment, sports, and news through brands including NBC, Telemundo, Universal, Peacock, and Sky; and bring incredible theme parks and attractions to life through Universal Destinations & Experiences. Visit www.comcastcorporation.com for more information.

TABLE 1
Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended		Twelve Months Ended
(in millions, except per share data)	December 31,		December 31,
	2025	2024	2025	2024
Revenue	$32,310	$31,915	$123,707	$123,731

Costs and expenses
Programming and production	10,305	10,027	34,951	37,026
Marketing and promotion	2,427	2,144	8,862	8,073
Other operating and administrative	11,903	10,918	43,013	40,533
Depreciation	2,393	2,182	9,327	8,729
Amortization	1,794	1,651	6,884	6,072
	28,822	26,922	103,035	100,434

Operating income	3,488	4,993	20,672	23,297

Interest expense	(1,126)	(1,069)	(4,409)	(4,134)

Investment and other income (loss), net
Equity in net income (losses) of investees, net	(278)	(242)	(591)	(680)
Realized and unrealized gains (losses) on equity securities, net	(72)	(150)	(20)	(313)
Other income (loss), net	148	41	10,114	502
	(202)	(350)	9,503	(490)

Income before income taxes	2,159	3,574	25,766	18,673

Income tax (expense) benefit	(89)	1,111	(6,106)	(2,796)

Net income	2,070	4,684	19,660	15,877

Less: Net income (loss) attributable to noncontrolling interests	(97)	(93)	(338)	(315)

Net income attributable to Comcast Corporation	$2,168	$4,778	$19,998	$16,192

Diluted earnings per common share attributable to Comcast Corporation shareholders	$0.60	$1.24	$5.39	$4.14

Diluted weighted-average number of common shares	3,636	3,842	3,709	3,908

TABLE 2
Consolidated Statements of Cash Flows (Unaudited)

	Twelve Months Ended
(in millions)	December 31,
	2025	2024

OPERATING ACTIVITIES
Net income	$19,660	$15,877
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,210	14,802
Share-based compensation	1,288	1,288
Noncash interest expense (income), net	488	464
Net (gain) loss on investment activity and other	(8,853)	1,088
Deferred income taxes	2,674	(902)
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Current and noncurrent receivables, net	(135)	136
Film and television costs, net	338	290
Accounts payable and accrued expenses related to trade creditors	(20)	(758)
Other operating assets and liabilities	1,994	(4,611)

Net cash provided by operating activities	33,643	27,673

INVESTING ACTIVITIES
Capital expenditures	(11,750)	(12,181)
Cash paid for intangible assets	(2,658)	(2,949)
Construction of Universal Beijing Resort	(11)	(116)
Acquisitions, net of cash acquired	(1,306)	(119)
Proceeds from sales of businesses and investments	670	771
Purchases of investments	(1,302)	(1,082)
Other	199	6

Net cash (used in) investing activities	(16,157)	(15,670)

FINANCING ACTIVITIES
Proceeds from borrowings	3,494	6,268
Repurchases and repayments of debt	(5,740)	(3,573)
Repurchases of common stock under repurchase program and employee plans	(7,155)	(9,103)
Dividends paid	(4,894)	(4,814)
Other	(50)	339

Net cash (used in) financing activities	(14,346)	(10,883)

Impact of foreign currency on cash, cash equivalents and restricted cash	42	(26)

Increase (decrease) in cash, cash equivalents and restricted cash	3,182	1,095

Cash, cash equivalents and restricted cash, beginning of period	7,377	6,282

Cash, cash equivalents and restricted cash, end of period	$10,559	$7,377

TABLE 3
Condensed Consolidated Balance Sheets (Unaudited)

(in millions)	December 31,	December 31,
	2025	2024
ASSETS

Current Assets
Cash and cash equivalents	$9,481	$7,322
Receivables, net	13,869	13,661
Other current assets	6,217	5,817
Total current assets	29,567	26,801

Film and television costs	12,214	12,541

Investments	7,952	8,647

Property and equipment, net	65,680	62,548

Goodwill	61,502	58,209

Franchise rights	59,365	59,365

Other intangible assets, net	22,474	25,599

Other noncurrent assets, net	13,877	12,501

	$272,631	$266,211

LIABILITIES AND EQUITY

Current Liabilities
Accounts payable and accrued expenses related to trade creditors	$11,058	$11,321
Deferred revenue	4,097	3,507
Accrued expenses and other current liabilities	12,410	10,679
Current portion of debt	5,958	4,907
Advance on sale of investment	—	9,167
Total current liabilities	33,524	39,581

Noncurrent portion of debt	92,979	94,186

Deferred income taxes	27,788	25,227

Other noncurrent liabilities	20,965	20,942

Redeemable noncontrolling interests	224	237

Equity
Comcast Corporation shareholders' equity	96,903	85,560
Noncontrolling interests	249	477
Total equity	97,151	86,038

	$272,631	$266,211

TABLE 4

Reconciliation from Net Income Attributable to Comcast Corporation to Adjusted EBITDA (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,

(in millions)	2025	2024	2025	2024
Net income attributable to Comcast Corporation	$2,168	$4,778	$19,998	$16,192
Net income (loss) attributable to noncontrolling interests	(97)	(93)	(338)	(315)
Income tax expense (benefit)	89	(1,111)	6,106	2,796
Interest expense	1,126	1,069	4,409	4,134
Investment and other (income) loss, net	202	350	(9,503)	490
Depreciation	2,393	2,182	9,327	8,729
Amortization	1,794	1,651	6,884	6,072
Adjustments (1)	225	(19)	501	(30)
Adjusted EBITDA	$7,900	$8,807	$37,384	$38,069

Reconciliation from Net Cash Provided by Operating Activities to Free Cash Flow (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,

(in millions)	2025	2024	2025	2024
Net cash provided by operating activities	$8,841	$8,080	$33,643	$27,673
Capital expenditures	(3,749)	(3,914)	(11,750)	(12,181)
Cash paid for capitalized software and other intangible assets	(724)	(906)	(2,658)	(2,949)
Free Cash Flow	$4,369	$3,260	$19,235	$12,543

Alternate Presentation of Free Cash Flow (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,

(in millions)	2025	2024	2025	2024
Adjusted EBITDA	$7,900	$8,807	$37,384	$38,069
Capital expenditures	(3,749)	(3,914)	(11,750)	(12,181)
Cash paid for capitalized software and other intangible assets	(724)	(906)	(2,658)	(2,949)
Cash interest expense	(1,189)	(1,154)	(3,871)	(3,657)
Cash taxes (paid) received	1,623	(1,108)	(755)	(7,096)
Changes in operating assets and liabilities	232	1,093	(551)	(1,559)
Noncash share-based compensation	274	305	1,288	1,288
Other (2)	2	136	148	627
Free Cash Flow	$4,369	$3,260	$19,235	$12,543

(1)
Adjusted EBITDA excludes transaction and transaction-related costs associated with the separation of Versant, as well as other operating and administrative expenses related to our investment portfolio. Transaction costs are incremental costs directly related to effectuating the separation and primarily include advisory, legal and audit fees, as well as legal entity separation costs. Transaction-related costs are incremental costs incurred in anticipation of the separation, including costs that reflect strategic decisions about how the standalone Versant business will be structured or operated, which may be different than if it remained part of Comcast. Transaction-related costs primarily include certain separation-related employee compensation, severance and retention bonuses; IT separation and implementation costs; and other one-time costs.

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2025	2024	2025	2024
Transaction-related costs	$208	$—	$374	$—
Transaction costs	27	7	109	7
Costs related to our investment portfolio	(10)	(25)	18	(37)
Total	$225	($19)	$501	($30)

(2)
4th quarter and full year 2025 includes adjustments of $(235) and $(483) million, respectively, of transaction and transaction-related costs associated with the separation of Versant and $10 and $(18) million, respectively, of other operating and administrative expenses related to our investment portfolio, as these amounts are excluded from Adjusted EBITDA. 4th quarter and full year 2024 include adjustments of $(7) million of transaction costs associated with the separation of Versant and $25 and $37 million, respectively, of other operating and administrative expenses related to our investment portfolio, as these amounts are excluded from Adjusted EBITDA.

TABLE 5

Reconciliations of Adjusted Net Income and Adjusted EPS (Unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,

	2025		2024		2025		2024
(in millions, except per share data)
	$	EPS	$	EPS	$	EPS	$	EPS

Net income attributable to Comcast Corporation and diluted earnings per share attributable to Comcast Corporation shareholders	$2,168	$0.60	$4,778	$1.24	$19,998	$5.39	$16,192	$4.14
Change	(54.6%)	(52.0%)			23.5%	30.1%

Amortization of acquisition-related intangible assets (1)	643	0.18	610	0.16	2,504	0.68	2,104	0.54
Investments (2)	199	0.05	220	0.06	278	0.07	553	0.14
Items affecting period-over-period comparability:
Gain related to investment(3)	—	—	—	—	(7,057)	(1.90)	—	—
Tax benefit from internal corporate reorganization(4)	—	—	(1,920)	(0.50)	(177)	(0.05)	(1,920)	(0.50)
Tax benefit related to assets held for sale(5)	(154)	(0.04)	—	—	(154)	(0.04)	—	—
Transaction-related costs(6)	183	0.05	—	—	329	0.09	—	—
Transaction costs(7)	24	0.01	7	—	96	0.03	7	—
Long-lived asset impairments(8)	—	—	—	—	155	0.04	—	—

Adjusted Net income and Adjusted EPS	$3,062	$0.84	$3,694	$0.96	$15,972	$4.31	$16,937	$4.33
Change	(17.1%)	(12.4%)			(5.7%)	(0.6%)

(1)Acquisition-related intangible assets are recognized as a result of the application of Accounting Standards Codification Topic 805, Business Combinations (such as customer relationships), and their amortization is significantly affected by the size and timing of our acquisitions. Amortization of intangible assets not resulting from business combinations (such as software and acquired intellectual property rights used in our theme parks) is included in Adjusted Net Income and Adjusted EPS.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Amortization of acquisition-related intangible assets before income taxes	$838	$798	$3,263	$2,747
Amortization of acquisition-related intangible assets, net of tax	$643	$610	$2,504	$2,104
(2)Adjustments for investments include realized and unrealized (gains) losses on equity securities, net (as stated in Table 1), as well as the equity in net (income) losses of investees, net, for certain equity method investments, including Atairos and Hulu and costs related to our investment portfolio.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Realized and unrealized (gains) losses on equity securities, net	$72	$150	$20	$313
Equity in net (income) losses of investees, net and other	188	141	340	417
Investments before income taxes	260	291	361	729
Investments, net of tax	$199	$220	$278	$553

(3)Full year 2025 net income attributable to Comcast Corporation includes a $9.4 billion pre-tax gain in other income (loss), net, $7.1 billion net of tax, related to the sale of our interest in Hulu.
(4)Full year 2025 net income attributable to Comcast Corporation includes a $177 million income tax benefit due to an internal corporate reorganization. 4th quarter and full year 2024 net income attributable to Comcast Corporation includes a $1.9 billion income tax benefit due to an internal corporate reorganization.
(5)4th quarter and full year 2025 net income attributable to Comcast Corporation includes $154 million income tax benefit related to assets classified as held for sale as of December 31, 2025.
(6)4th quarter and full year 2025 net income attributable to Comcast Corporation includes $208 and $374 million, $183 and $329 million net of tax, respectively, of transaction-related costs related to the separation of Versant. Transaction-related costs are incremental costs incurred in anticipation of the separation, including costs that reflect strategic decisions about how the standalone Versant business will be structured or operated, which may be different than if it remained part of Comcast. Transaction-related costs primarily include certain separation-related employee compensation, severance and retention bonuses; IT separation and implementation costs; and other one-time costs.
(7)4th quarter and full year 2025 net income attributable to Comcast Corporation includes $27 and $109 million, $24 and $96 million net of tax, respectively, of transaction costs related to the separation of Versant. Transaction costs are incremental costs directly related to effectuating the separation and primarily include advisory, legal and audit fees, and legal entity separation costs.
(8)Full year 2025 net income attributable to Comcast Corporation includes $155 million of long-lived asset impairments.

TABLE 6
Reconciliation of Constant Currency (Unaudited)

	Three Months Ended December 31, 2024			Twelve Months Ended December 31, 2024

(in millions)	As Reported	Effects of Foreign Currency	Constant Currency Amounts	As Reported	Effects of Foreign Currency	Constant Currency Amounts
Reconciliation of Connectivity & Platforms Constant Currency

Connectivity & Platforms Revenue
Residential Connectivity & Platforms	$18,016	$193	$18,209	$71,574	$533	$72,107
Business Services Connectivity	2,448	1	2,448	9,701	2	9,703
Total Connectivity & Platforms Revenue	$20,464	$194	$20,657	$81,275	$535	$81,811

Connectivity and Platforms Adjusted EBITDA
Residential Connectivity & Platforms	$6,479	$16	$6,495	$27,338	$71	$27,409
Business Services Connectivity	1,363	—	1,363	5,500	(1)	5,499
Total Connectivity & Platforms Adjusted EBITDA	$7,842	$16	$7,858	$32,838	$71	$32,909

Connectivity & Platforms Adjusted EBITDA Margin
Residential Connectivity & Platforms	36.0%	(30) bps	35.7%	38.2%	(20) bps	38.0%
Business Services Connectivity	55.7%	- bps	55.7%	56.7%	- bps	56.7%
Total Connectivity & Platforms Adjusted EBITDA Margin	38.3%	(30) bps	38.0%	40.4%	(20) bps	40.2%

	Three Months Ended December 31, 2024			Twelve Months Ended December 31, 2024

(in millions)	As Reported	Effects of Foreign Currency	Constant Currency Amounts	As Reported	Effects of Foreign Currency	Constant Currency Amounts
Reconciliation of Residential Connectivity & Platforms Constant Currency

Revenue
Domestic broadband	$6,384	$—	$6,384	$25,660	$—	$25,660
Domestic wireless	1,189	—	1,189	4,273	—	4,273
International connectivity	1,263	50	1,314	4,503	145	4,648
Total residential connectivity	$8,836	$50	$8,887	$34,435	$145	$34,581
Video	6,736	109	6,845	27,791	296	28,087
Advertising	1,158	20	1,178	4,089	48	4,137
Other	1,286	14	1,300	5,259	44	5,303
Total Revenue	$18,016	$193	$18,209	$71,574	$533	$72,107

Operating Expenses
Programming	$4,125	$67	$4,192	$16,881	$172	$17,054
Non-Programming	7,412	110	7,522	27,355	289	27,644
Total Operating Expenses	$11,537	$177	$11,714	$44,237	$461	$44,698

Adjusted EBITDA	$6,479	$16	$6,495	$27,338	$71	$27,409
Adjusted EBITDA Margin	36.0%	(30) bps	35.7%	38..2%	(20) bps	38.0%